Results of Shareholder Meetings
At the special meeting of shareholders of MFS Gemini Large Cap U.S. Fund, which was held on October 19, 2001, all items were passed. The final results are as follows:
ITEM 1.  To elect a Board of Trustees.
Number of Shares
Nominee                                      For           Withhold Authority
Jeffrey L. Shames                        30,087.502               0.00
John W. Ballen                           30,087.502               0.00
Lawrence H. Cohn, M.D.                   30,087.502               0.00
The Hon. Sir J. David Gibbons, KBE       30,087.502               0.00
William R. Gutow                         30,087.502               0.00
J. Atwood Ives                           30,087.502               0.00
Abby M. O'neill                          30,087.502               0.00
Lawrence T. Perera                       30,087.502               0.00
William J. Poorvu                        30,087.502               0.00
Walter E. Robb III                       30,087.502               0.00
Arnold D. Scott                          30,087.502               0.00
J. Dale Sherratt                         30,087.502               0.00
Elaine R. Smith                          30,087.502               0.00
Ward Smith                               30,087.502               0.00
ITEM 2.  To authorize the Trustees to adopt an amended and restated
Declaration of Trust
Number of Shares
For                                       30,087.502
Against                                      0.00
Abstain                                      0.00
ITEM 3. To amend, or remove certain fundamental investment policies.
Number of Shares
For                                       30,087.502
Against                                      0.00
Abstain                                      0.00
ITEM 4. To approve a new investment advisory agreement with Massachusetts Financial Services Company.
Number of Shares
For                                       30,087.502
Against                                      0.00
Abstain                                      0.00
ITEM 5. To ratify the selection of the independent public accountants for the current fiscal year.
Number of Shares
For                                       30,087.502
Against                                      0.00
Abstain                                      0.00